                                                                  Exhibit 99.2



AMBIT DESIGN SYSTEMS, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED
JUNE 30, 1998 AND 1997

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
Ambit Design Systems, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Ambit Design Systems, Inc. and subsidiary at June 30, 1998 and 1997, and the results of their operations and their cash flows for the years ended June 30, 1998 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management: our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers, LLP

San Jose, California
August 7, 1998

                                            AMBIT DESIGN SYSTEMS, INC.
                                            CONSOLIDATED BALANCE SHEETS
                                              June 30, 1998 and 1997

----------------------------------------------------------------------------------------------------------------------------------


                                                                              1998             1997
                                                                        ----------------  --------------
ASSETS
Current assets:
  Cash and cash equivalents                                             $     10,062,271  $    3,859,668
  Accounts receivable, net of allowance for doubtful accounts of
   $150,000 and $0, respectively                                               3,802,007         201,739
  Other receivables                                                               79,869
  Prepaid expenses and other assets                                              228,022          15,661
                                                                        ----------------  --------------
     Total current assets                                                     14,172,169       4,077,068

Property and equipment, net                                                    3,245,951         683,667
Other assets                                                                     132,838         141,065
                                                                        ----------------  --------------

     Total assets                                                       $     17,550,958  $    4,901,800
                                                                        ----------------  --------------
                                                                        ----------------  --------------

LIABILITIES
Current liabilities:
  Accounts payable                                                      $        661,588  $       85,047
  Accrued liabilities                                                          1,317,117         846,375
  Deferred revenue                                                             2,018,175         862,909
  Deferred rent                                                                    1,600
  Current portion of notes payable                                               430,759         104,847
                                                                        ----------------  --------------
     Total current liabilities                                                 4,429,239       1,899,178

Deferred rent                                                                                     14,800
Notes payable, net of current portion                                            388,940         329,589
                                                                        ----------------  --------------
     Total liabilities                                                         4,818,179       2,243,567
                                                                        ----------------  --------------

Commitments and contingency (Note 4)

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK
Mandatorily redeemable convertible preferred stock, no par value
  Series I:
   Authorized: 3,000,000 shares
   Issued and outstanding: 2,704,460 shares                                   10,572,267
   (Liquidation value: $11,228,016 at June 30, 1998)
Warrants                                                                         124,048
                                                                        ----------------  --------------
                                                                              10,696,315
                                                                        ----------------  --------------

SHAREHOLDERS' EQUITY
Convertible preferred stock, (no par value)
  Authorized:  12,000,000 shares;
  Issued and outstanding: 9,371,497 shares in 1998 and
  7,550,201 shares in 1997                                                    14,120,575       8,046,513
  (Liquidation value: $13,808,436 at June 30, 1998)
Common stock, (no par value)
  Authorized:  25,000,000 shares;
  Issued and outstanding: 9,370,548 shares in 1998 and
  7,255,637 shares in 1997                                                     1,754,863       1,304,236
Notes receivable from shareholders                                              (405,510)       (214,990)
Accumulated deficit                                                          (13,433,464)     (6,477,526)
                                                                        ----------------  --------------
     Total shareholders' equity                                                2,036,464       2,658,233
                                                                        ----------------  --------------

      Total liabilities, mandatorily redeemable convertible preferred
       stock and shareholders' equity                                   $     17,550,958  $    4,901,800
                                                                        ----------------  --------------
                                                                        ----------------  --------------


The accompanying notes are an integral part of these financial statements.

                                            AMBIT DESIGN SYSTEMS, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                    for the years ended June 30, 1998 and 1997

------------------------------------------------------------------------------------------------------------------------

                                                           1998            1997
                                                      ---------------  ---------------
Revenues
  License fees                                            $ 8,849,202     $    425,951
  Services and other                                        1,382,521          177,839
                                                      ---------------  ---------------

   Total revenues                                          10,231,723          603,790

Cost of revenues
  License fees                                                190,024              712
  Services and other                                        1,318,270           32,237
                                                      ---------------  ---------------

   Total cost of revenues                                   1,508,294           32,949
                                                      ---------------  ---------------

    Gross profit                                            8,723,429          570,841

Operating expenses:
  Research and development                                  4,712,219        1,715,545
  Sales and marketing                                       8,067,650        1,780,616
  General and administrative                                2,864,025        2,231,675
                                                      ---------------  ---------------

   Total operating expenses                                15,643,894        5,727,836
                                                      ---------------  ---------------

    Loss from operations                                   (6,920,465)      (5,156,995)

Interest and other income                                     470,578          188,587
                                                      ---------------  ---------------

Loss before provision for income taxes                     (6,449,887)      (4,968,408)

Provision for income taxes                                     25,256
                                                      ---------------  ---------------

     Net loss                                             $(6,475,143)    $ (4,968,408)
                                                      ---------------  ---------------
                                                      ---------------  ---------------


The accompanying notes are an integral part of these financial statements.

                           AMBIT DESIGN SYSTEMS, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   for the years ended June 30, 1998 and 1997

----------------------------------------------------------------------------------------------------------------------------------

                                                 CONVERTIBLE                                   NOTES
                                               PREFERRED STOCK            COMMON STOCK       RECEIVABLE
                                           -----------------------  ----------------------      FROM      ACCUMULATED
                                             SHARES       AMOUNT      SHARES      AMOUNT    SHAREHOLDERS    DEFICIT       TOTAL
                                           ----------  -----------  ----------  ----------  ------------  -----------  -----------
Balances, June 30, 1996                     5,311,338  $ 2,868,430   4,037,670  $   46,074  $    (30,000) $(1,509,118) $ 1,375,386

  Cash received for note
   receivable from shareholder                                                                    30,000                    30,000
  Issuance of common stock
   for note receivable from shareholder                                300,000      24,990       (24,990)
  Issuance of common stock,
   net of issuance costs                                               140,000       8,651                                   8,651
  Exercise of stock options                                          2,366,012     125,106                                 125,106
  Conversion of note payable
   to common stock                                                      17,196       1,634                                   1,634
  Repurchase of common stock                                          (865,240)     (5,298)                                 (5,298)
  Conversion of Series D
   preferred stock to common stock           (804,999)    (670,829)    804,999     670,829
  Conversion of note payable to
   shareholder to Series E
   preferred stock                            108,790      103,351                                                         103,351
  Issuance of Series E preferred stock,
   net of issuance costs of $33,111         1,759,349    1,650,706                                                       1,650,706
  Conversion of Series E preferred
   stock to common stock                     (455,000)    (432,250)    455,000     432,250
  Issuance of Series F preferred stock
   for note receivable from shareholder       200,000      190,000                              (190,000)
  Issuance of Series G preferred stock,
   net of issuance costs of $58,495         1,430,723    4,337,105                                                       4,337,105
  Net loss                                                                                                 (4,968,408)  (4,968,408)
                                           ----------  -----------  ----------  ----------  ------------  -----------  -----------
Balances, June 30, 1997                     7,550,201    8,046,513   7,255,637   1,304,236      (214,990)  (6,477,526)   2,658,233


The accompanying notes are an integral part of these financial statements.

                           AMBIT DESIGN SYSTEMS, INC.
             CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY, Continued
                   for the years ended June 30, 1998 and 1997

----------------------------------------------------------------------------------------------------------------------------------

                                                 CONVERTIBLE                                   NOTES
                                               PREFERRED STOCK          COMMON STOCK        RECEIVABLE
                                          -----------------------  ----------------------      FROM      ACCUMULATED
                                            SHARES       AMOUNT      SHARES      AMOUNT    SHAREHOLDERS     DEFICIT       TOTAL
                                          ----------  -----------  ---------  -----------  ------------  ------------  -----------
Balances, June 30, 1997                    7,550,201  $ 8,046,513  7,255,637  $ 1,304,236  $   (214,990) $ (6,477,526) $ 2,658,233
  Issuance of Series E preferred stock       157,894      631,577                                                          631,577
  Issuance of Series F preferred stock       329,991      313,491                                                          313,491
  Issuance of Series G preferred stock       200,443      615,820                                                          615,820
  Issuance of Series H preferred stock,
     net of issuance cost of $18,663       1,132,968    4,513,174                                                        4,513,174
  Exercise of stock options                                          873,547      264,124                                  264,124
  Exercise of stock options for a note                               153,650       46,095       (46,095)
  Issuance of common stock for a note                              1,135,000      144,425      (144,425)
  Repurchase of common stock                                         (47,286)      (4,017)                                  (4,017)
  Accretion of Series I preferred stock                                                                      (480,795)    (480,795)
  Net loss                                                                                                 (6,475,143)  (6,475,143)
                                          ----------  -----------  ---------  -----------  ------------  ------------  -----------
Balances, June 30, 1998                    9,371,497  $14,120,575  9,370,548  $ 1,754,863  $   (405,510) $(13,433,464) $ 2,036,464
                                          ----------  -----------  ---------  -----------  ------------  ------------  -----------
                                          ----------  -----------  ---------  -----------  ------------  ------------  -----------

The accompanying notes are an integral part of these financial statements.

                           AMBIT DESIGN SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   for the years ended June 30, 1998 and 1997

                                                                                1998          1997
                                                                             -----------   -----------
CASH FLOWS FROM OPERATIONS
  Net loss                                                                   $(6,475,143)  $(4,968,408)
  Adjustments to reconcile net loss
   to net cash used in operating activities:
   Depreciation and amortization                                                 667,169       111,912
   Provision for doubtful accounts                                               150,000
   Change in operating assets and liabilities:
    Accounts receivable                                                       (3,750,268)     (201,739)
    Other receivables                                                            (79,869)        4,573
    Prepaid expenses and other current assets                                   (214,270)        4,641
    Other assets                                                                   8,227       (47,974)
    Accounts payable                                                             451,129        54,945
    Accrued liabilities                                                        1,043,665       721,194
    Deferred rent                                                                (13,200)       (6,800)
    Deferred revenue                                                           1,155,266       862,909
                                                                             -----------   -----------
     Net cash used in operating activities                                    (7,057,294)   (3,464,747)
                                                                             -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                                       (3,102,132)     (741,956)
                                                                             -----------   -----------
     Net cash used in investing activities                                    (3,102,132)     (741,956)
                                                                             -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                                    490,110       399,289
  Principal payment on notes payable                                            (104,847)      (13,940)
  Proceeds from issuance of common stock                                                         8,651
  Proceeds from exercise of stock options                                        264,125       125,106
  Repurchase of common stock                                                      (4,017)       (5,298)
  Proceeds from repayment of note receivable from shareholder                                   30,000
  Proceeds from issuance of mandatorily redeemable preferred stock            10,215,519
  Proceeds from issuance of preferred stock, net of issuance costs             5,501,139     5,987,811
                                                                             -----------   -----------
     Cash provided by financing activities                                    16,362,029     6,531,619
                                                                             -----------   -----------

Net increase in cash and cash equivalents                                      6,202,603     2,324,916

Cash and cash equivalents at beginning of period                               3,859,668     1,534,752
                                                                             -----------   -----------

Cash and cash equivalents at end of period                                   $10,062,271   $ 3,859,668
                                                                             -----------   -----------
                                                                             -----------   -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash payments for interest                                                 $    71,216   $    14,729

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
  Conversion of Series D preferred stock to common stock                                   $   670,829
  Conversion of Series E preferred stock to common stock                                   $   432,250
  Conversion of notes payable to Series E preferred stock                                  $   103,351
  Conversion of notes payable to common stock                                              $     1,634
  Issuance of common stock for
   note receivable from shareholder                                                        $    24,990
  Issuance of Series F preferred stock for note receivable from shareholder                $   190,000
  Issuance of note payable for rent deposit                                                $    49,087
  Deposit capitalized into property and equipment                                          $     4,986
  Conversion of accrued liability to Series E preferred stock                $   481,577
  Acquisition of property, plant, and equipment through accounts payable     $   125,412
  Accretion to redemption value of Series I mandatorily redeemable
   convertible preferred stock                                               $   480,795
  Issuance of Series I preferred warrants                                    $   124,048
  Liability in fiscal year 1997 for Series F preferred stock issued          $    91,346
  Issuance of Series F preferred stock from subscribed Series F preferred    $   190,000
  Exercise of stock options for a note from shareholder                      $    46,095
  Issuance of common stock for a note from shareholder                       $   144,425

The accompanying notes are an integral part of these financial statements.

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

 1.   FORMATION AND BUSINESS OF THE COMPANY:

      Ambit Design Systems, Inc. is in the business of developing, manufacturing, and marketing specialized Electronic Design Automation
      (EDA) application software products. The Company was incorporated under the laws of the State of California on June 14, 1994.

 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         PRINCIPLES OF CONSOLIDATION:

         The consolidated financial statements include the accounts of Ambit Design System, Inc. and its subsidiary (the Company). All significant intercompany accounts and transactions have been eliminated in the preparation of the consolidated financial statements.

         USE OF ESTIMATES:

         Preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

         CERTAIN RISKS AND UNCERTAINTIES:

         The Company's products and services are concentrated in a single segment in the EDA sector of the high technology industry which is characterized by rapid technological advances, changes in customer requirements and evolving regulatory requirements and industry standards. The success of the Company depends on the management's ability to anticipate or to respond quickly and adequately to technological developments in its industry, changes in customer requirements or changes in regulatory requirements or industry standards. Any significant delays in the development or introduction of products or services could have a material adverse effect on the Company's business and operating results.

         CONCENTRATION OF CREDIT RISK:

         The Company's cash and cash equivalents as of June 30, 1998 and 1997 are deposited with one U.S. financial institution and exceed federal insured amounts. The Company monitors customers' payment history and establishes reserves for bad debt as warranted.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

         SIGNIFICANT CUSTOMERS:

         For the fiscal year ended June 30, 1998, one customer accounted for 25%, of the Company's consolidated revenue. For fiscal year ended June 30, 1997, another customer accounted for 55% of the Company's consolidated revenue. As of June 30, 1998, one customer accounted for 28% of accounts receivable. As of June 30, 1997, another customer accounted for 40% of accounts receivable.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The carrying amounts of certain financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable and other liabilities approximate fair value due to their short maturities.

         CASH AND CASH EQUIVALENTS:

         The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

         PROPERTY AND EQUIPMENT:

         Property and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. Leasehold improvements are depreciated over the lease term or the useful lives of assets, whichever is shorter. Gains and losses upon asset disposal are taken into income in the year of disposition.

         REVENUE RECOGNITION:

         Revenues from the sale of software products are recognized upon delivery of the product if remaining vendor obligations are insignificant and collection of the resulting receivable is probable.

         Services and other revenues include software maintenance revenues and other service revenues, primarily from consulting and training. Software maintenance revenues are deferred and recognized ratably over the life of the service contract. Other service revenues are recognized as the related services are performed.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

         RESEARCH AND DEVELOPMENT COSTS:

         Costs related to research, design and development of products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. To date, completing a working model of the Company's products and general release have substantially coincided. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

         ADVERTISING:

         Advertising expenditures are charged to operations as incurred. Advertising costs for fiscal year 1998 and 1997 were $351,760 and $166,935, respectively.

         INCOME TAXES:

         The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax basis of assets and liabilities, measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         RECENT ACCOUNTING PRONOUNCEMENTS:

         In June 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, "Reporting Comprehensive Income". This statement established requirements for disclosure of comprehensive income and is effective for financial statements issued for fiscal years beginning after December 15, 1997, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments or contributions by shareholders.

         Also in June 1997, the FASB issued FASB No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement will change the way companies report information about segments of their business in financial statements. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Statement is effective for fiscal years beginning after December 15, 1997.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

         RECENT ACCOUNTING PRONOUNCEMENTS, continued:

         In October 1997, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position No. 97-2, "Software Revenue Recognition." This statement provides recognition and measurement guidance in accounting for revenue from selling, leasing or licensing of software and is effective for transactions entered into in fiscal years beginning after December 15, 1997.

         In March 1998, AICPA issued Statement of Position No. 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2." This statement applies to all multiple element software arrangement and is effective as of March 31, 1998.

         The Company is evaluating the impact, if any, of the above pronouncement on its financial statements.

 3.   PROPERTY AND EQUIPMENT, NET:

      Property and equipment consist of the following:

                                                                               JUNE 30,
                                                                    -------------------------------
                                                                         1998             1997
                                                                    ---------------   -------------
          Office furniture and equipment                               $    307,148    $     22,917
          Communication equipment                                           165,591          46,823
          Computer hardware                                               2,778,448         438,276
          Computer software                                                 655,173         283,136
          Leasehold improvements                                            126,889          14,553
                                                                    ---------------   -------------
                                                                          4,033,249         805,705
          Less accumulated depreciation and amortization                   (787,298)       (122,038)
                                                                    ---------------   -------------
                                                                       $  3,245,951    $    683,667
                                                                    ---------------   -------------
                                                                    ---------------   -------------

                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

 4.   COMMITMENTS AND CONTINGENCY:

         OPERATING LEASES:

         The Company leases various facilities under noncancelable operating lease agreements expiring through July 31, 2003. Future minimum lease payments under the non-cancelable operating leases as of June 30, 1998 are as follows:


          YEAR ENDED JUNE 30,
          1999                                                 $   758,623
          2000                                                     765,214
          2001                                                     139,567
          2002                                                      55,663
          2003                                                       4,000
                                                             -------------
          Total minimum lease payments                         $ 1,723,067
                                                             -------------
                                                             -------------


         Rent expense was $688,800 and $231,373 for the years ended June 30, 1998 and 1997, respectively.

         CONTINGENCY:

         In July 1997, a former officer filed suit against the Company and certain officers, alleging claims for breach of fiduciary duty and interference with contract. The Company accrued approximately $480,000 for the estimated cost to settle this litigation in fiscal year 1997.

         In fiscal year 1998, the Company entered into a settlement agreement with the former employee. Under the settlement agreement, the Company granted the employee the right to purchase 157,894 shares of Series E preferred stock at $0.95 per share. This purchase price was below the fair value of the Company's preferred stock of $4.00 per share at the date of grant. The excess of the fair value of the Series E preferred stock over the purchase price of $481,577 represents the actual cost to settle this litigation. In June 1998, the former employee exercised the right to purchase these shares.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

 5.   NOTES PAYABLE:

      In October 1996, the Company negotiated a $250,000 Equipment Line of Credit with Silicon Valley Bank. The terms of the agreement allowed the Company to make draws against the Equipment Line of Credit on an interest only basis until March 31, 1997 at which time the outstanding balance was converted to a term loan with monthly payments of principal and interest over 30 months. The interest rate on the loan as of June 30, 1998 was 10.25% (the bank's prime rate plus 2 1/2%). The outstanding balance on June 30, 1998 and 1997 on the term loan was $69,697 and $125,457, respectively.

      In June 1997, the Company negotiated an additional Equipment Line of Credit in the amount of $750,000 with Silicon Valley Bank. Under the terms of the agreement with the bank the Company is allowed to make draws against the increased Equipment Line of Credit on an interest only basis until June 30, 1998 at which time the outstanding balance will be converted to a term loan and to be repaid over 24 months. The interest rate on the equipment line of credit as of June 30, 1998 was 8.50% (the bank's prime rate plus 0.75%). The outstanding balance on June 30, 1998 and 1997 on the Equipment Line of Credit was $750,000 and $259,890, respectively.

      Future minimum payments are as follows:

          YEAR ENDED JUNE 30,
          1998                                                   $   430,759
          1999                                                       388,940
                                                              ---------------

                                                                 $   819,699
                                                              ---------------
                                                              ---------------

      In June 1997, the Company negotiated a $1,000,000 Revolving Line of Credit which had not been used as of June 30, 1998. The interest rate on the Revolving Line of Credit will be the Bank's prime rate. Under the Revolving Line of Credit, the Company is eligible to be advanced funds on a monthly basis on Eligible Accounts Receivable based upon a Borrowing Base Formula. The Revolving Line of Credit expires in December 1998.

                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

 6.    MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

         DIVIDENDS:

         The holders of Series I preferred shares in preference to holders of any junior shares shall be entitled to receive cumulative dividends at the annual rate of 7% of the Series I issue price plus all accrued and unpaid quarterly dividends on such Series I Preferred out of any funds legally available when as declared by the Board or in the event of liquidation or upon redemption of shares of Series I Preferred Stock.

         LIQUIDATION:

         Each of the Series I preferred shares will receive its full liquidation preference amount including any cumulative unpaid dividends thereon prior to any payments to a junior class. The liquidation value of Series I is $4.00 per share.

         CONVERSION:

         Each share of Series I preferred share is convertible, at the option of the holder, into such number of fully paid and non assessable shares of common stock as determined by dividing the applicable original price by the conversion price applicable to such shares in effect at the date of conversion. Each share of Series I preferred stock shall automatically be converted into shares of common stock immediately in the event of a written public offering of the Company's common stock in which the offering price per share is more than $9.00 and with $15,000,000 or more in gross proceeds or in the event that the holders of at least a majority of the Series I Preferred consent to conversion.

         REDEMPTION:

         One-third of the outstanding shares are redeemable prior to September 2003 at the option of the shareholders. The Company is required to redeem at minimum two-thirds of the outstanding shares by December 2004 and the remaining outstanding shares by December 2005. The redemption price is the greater of the issuance price adjusted for any stock dividends, combinations, splits, recapitalization plus all the accrued but unpaid dividends or the fair market value of such shares at redemption date.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

6.    MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, continued:

         CONVERTIBLE PREFERRED STOCK WARRANTS:

         In December 1997, in conjunction in obtaining the Series I financing, the Company issued warrants to purchase 84,089 shares of Series I Preferred Stock at $4.00 per share. The warrants were granted at the fair market value of the underlying preferred stock at the date of grant and expire on December 19, 2001.

 7.   SHAREHOLDERS' EQUITY:

         CONVERTIBLE PREFERRED STOCK:

         All shares issued before May 7, 1996 have been presented to reflect the three-to-one stock split effective on that date.

         As of June 30, 1998, preferred stock consists of the following:

                                        SHARES          ISSUED AND         PROCEEDS         LIQUIDATION
          SERIES                      AUTHORIZED        OUTSTANDING         (NET)              VALUE
          ------                   ----------------  ----------------  ---------------   ----------------
           A                              1,800,000         1,368,000      $   186,107       $    190,000
           C                              1,423,338         1,423,338          617,433            650,000
           D                              2,520,000         1,715,001        1,392,703          1,429,171
           E                              2,026,033         1,571,033        1,954,941          1,492,481
           F                                530,000           529,991          503,491            503,491
           G                              1,700,000         1,631,166        4,952,925          5,011,420
           H                              2,000,000         1,132,968        4,513,175          4,531,873
           Undesignated                         629
                                   ----------------  ----------------  ---------------   ----------------

                                         12,000,000         9,371,497      $14,120,775       $ 13,808,436
                                   ----------------  ----------------  ---------------   ----------------
                                   ----------------  ----------------  ---------------   ----------------

         As of June 30, 1998, 21,250 shares of Series H preferred stock were subscribed.

         As of June 30, 1997, preferred stock consists of the following:

                                                            ISSUED AND        PROCEEDS      LIQUIDATION
          SERIES                              AUTHORIZED    OUTSTANDING       (NET)           VALUE
          ------                        -----------------  ------------  --------------- ---------------
           A                                    1,800,000     1,368,000      $   186,107     $   190,000
           C                                    1,423,338     1,423,338          617,433         650,000
           D                                    2,520,000     1,715,001        1,392,703       1,429,171
           E                                    2,026,033     1,413,139        1,323,165       1,342,482
           F - Subscribed                         530,000       200,000          190,000
           G                                    1,700,000     1,430,723        4,337,105       4,395,600
                                        -----------------  ------------  --------------- ---------------

                                                9,999,371     7,550,201     $  8,046,513    $  8,007,253
                                        -----------------  ------------  --------------- ---------------
                                        -----------------  ------------  --------------- ---------------


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

7.    SHAREHOLDERS' EQUITY, continued:

         CONVERTIBLE PREFERRED STOCK, continued:

         The Company issued Series B Preferred Stock during fiscal year 1995 and it was converted to Series C Preferred Stock in fiscal year 1996.

         The Company offered eligible employees the right to participate in an "Employee Only" Series F Preferred Stock offering during fiscal year 1997. Employees were eligible to participate up to twenty percent (20%) of their annual salary, reduced on a pro-rata basis if the offering was over subscribed.

         The Company has reserved 9,371,497 and 7,550,201 common shares for conversion of preferred stock for fiscal year 1998 and 1997, respectively.

             DIVIDENDS:

             The holders of the Series A, C, D, E, F, G, and H convertible preferred shares are entitled to receive, in any fiscal year, when and as declared by the Board of Directors, out of any assets legally available, dividends in the amount per share equal to $.0133, $.0457, $.0833, $.095, $.076, $.3072, and $.40,
             respectively, before and in preference to any dividends paid on common shares.

             LIQUIDATION:

             In the event of any liquidation, dissolution or winding up of the Company, after distribution has been made to Series I mandatorily redeemable preferred shares, the holders of Series E, G, H preferred shares shall be entitled to be paid at an amount equal to $0.95, $3.0722928, and $4.00 per share, respectively. After distributions have been made to Series I, E, G, and H preferred shares, the holders of Series A, C, and D preferred shares are entitled to be paid out at $0.1333, $0.4567, and $0.8333 per share, respectively. Series F is then entitled to be paid at $0.95 per share. Should there be any assets after providing for the full liquidation preference of the preferred shares, the remaining assets of the Company are to be distributed pro rata among the holders of the common shares.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

7.    SHAREHOLDERS' EQUITY, continued:

         CONVERTIBLE PREFERRED STOCK, continued:

             CONVERSION:

             Each share of Series A, C, D, E, F, G, and H preferred stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of common stock as determined by dividing the applicable original issue price (post-split) by the conversion price applicable to such shares in effect at the date of conversion. Each share of Series A, C, D, E, F, G, and H preferred stock shall automatically be converted into shares of common stock immediately in the event of a written public offerings in which the offering price per share is more than $9.00 and with $15,000,000 or more in gross proceeds or in the event that the holders of at least two-thirds of the A, C, D, E, F, G, and H Preferred consent to conversion.

             REDEMPTION:

             Series A, C, D, E, F, G, and H preferred stock are not redeemable.

         RESTRICTED STOCK PURCHASE AGREEMENT:

         On September 1, 1994, the Company issued 2,400,000 common shares to one of its two founders at a price of $0.001 per share in exchange for each founder's right, title and interest (rights) in and to the Company. Under the stock repurchase agreement, the Company has the option to repurchase the founder's unvested common shares should they cease to be employed at the founder's original purchase price. The Company's repurchase right lapses at a rate of 1/48 per month beginning on the date of grant. On February 4, 1997, the founder of the Company was terminated and the Company exercised its right to repurchase the unvested common shares as of that date.

         On September 1, 1994, the Company issued 1,320,000 common shares to the other founder at a price of $0.001 per share in exchange for the founder's right, title and interest (rights) in and to the Company. Under the stock repurchase agreement, the Company has the option to repurchase the unvested common shares should the founder cease to be employed at the founder's original purchase price. The Company's repurchase right lapses at a rate of 1/48 per month beginning on the date of grant. At June 30, 1998 and June 30, 1997, 24,605 and 354,786
         outstanding common shares were subject to repurchase, respectively.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

7.    SHAREHOLDERS' EQUITY, continued:

         RESTRICTED STOCK PURCHASE AGREEMENT, continued:

         The Company has issued 330,000 common shares to its directors at a price of $.083 per share. Under the stock repurchase agreement, the Company has the option to repurchase the unvested common shares should they cease to be directors at the director's original purchase price. The Company's repurchase right lapses at a rate of 1/48 per month beginning on the date of their first board of directors meeting. At June 30, 1998 and June 30, 1997, 79,359 and 154,400 outstanding common shares were subject to repurchase, respectively.

         The Company also has the right of first refusal for any common shares purchased under these agreements that are no longer subject to the Company's repurchase right should a holder desire to sell or transfer such common shares.

         STOCK OPTION PLAN:

         Under the 1994 Stock Option Plan (the Plan), the Company initially reserved 4,100,000, common shares for issuance to employees, officers, directors, and consultants of the Company. In fiscal year 1996 and 1998, the Company reserved an additional 900,000 and 1,500,000 shares, respectively, under the 1996 Stock Option Plan (as amended and restated) bringing the cumulative shares reserved for issuance to employees, officers, directors, and consultants of the Company to 6,500,000 shares.

         Options granted under the Plan generally are exercisable to the extent of 25% of the shares granted twelve months from the vesting commencement date and the remainder to the extent of 1/36th of the options granted each month thereafter, such that all options granted will be exercisable four years from the vesting commencement date. Options granted expire ten years from the date of grant.

         Under the Plan incentive options to purchase the Company's common stock may be granted to employees at prices not lower than fair market value at the date of grant, as determined by the Board of Directors. Nonqualified stock options (options that do not qualify as incentive stock option) may be granted to employees, directors, and consultants, at prices not lower than 85% of fair market value at the date of grant, as determined by the Board of Directors. The Board also has the authority to set the term of the options (no longer than ten years from date of grant). Options granted generally vest over four years.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

7.    SHAREHOLDERS' EQUITY, continued:

         STOCK OPTION PLAN, continued:

         Activity under the 1994 and 1996 Stock Option Plan is as follows:

                                                             OUTSTANDING OPTIONS
                                                    ----------------------------------------------------------------
                                                                                                          WEIGHTED
                                       SHARES           NUMBER                               AGGREGATE    AVERAGE
                                     AVAILABLE            OF              PRICE PER          EXERCISE     EXERCISE
                                     FOR GRANT          SHARES              SHARE              PRICE       PRICE
                                  ----------------  ----------------  -------------------  ------------  -----------
          Balances, June 30, 1996        2,273,999         2,672,001                         $  233,023
          Options granted               (1,218,000)        1,218,000     $0.0833-$0.30          255,790      $0.2106
          Options exercised                               (2,366,012)   $0.0133-$0.4567        (125,106)     $0.0521
          Options canceled                   2,750            (2,750)        $0.095                (262)     $0.0950
                                  ----------------  ----------------                       ------------

          Balances, June 30, 1997        1,058,749         1,521,239                            363,445
          Additional shares
           reserved by Plan              1,500,000
          Options granted               (1,650,597)        1,650,597      $0.30-$0.50           644,274      $0.3903
          Options exercised                               (1,027,197)   $0.0533-$0.50          (310,219)     $0.3011
          Options canceled                 169,145          (169,145)   $0.0233-$0.50           (58,845)     $0.3477
                                  ----------------  ----------------                       ------------

          Balances, June 30, 1998        1,077,297         1,975,494                         $  638,655
                                  ----------------  ----------------                       ------------
                                  ----------------  ----------------                       ------------

         STOCK-BASED COMPENSATION:

         The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123) "Accounting for Stock-Based Compensation." Had compensation costs been determined based on the fair value at the grant date for awards in 1998 and 1997, consistent with the provisions of SFAS No. 123, the Company's net loss for the year ended June 30, 1998 and 1997 would not have been materially different from the reported net loss.

         As the provisions of SFAS No. 123 are only applied to stock options granted after January 1, 1995 in the above pro forma amounts, the impact of the pro forma stock compensation cost will likely continue to increase, assuming future option grants, as the vesting period for the Company's options and the period over which the stock compensation is charged to expense is generally four years.

         The fair value of each option grant has been estimated on the date of the grant using the minimum value method with the following weighted average assumptions for year ended June 30, 1998 and 1997.

                                                          1998        1997
                                                        ----------  ----------
          Risk - free interest rates                      5.74%       6.30%
          Expected life                                  4 years     4 years
          Expected dividend yield                         0.00%       0.00%

The following table summarizes information about stock options outstanding at June 30, 1998.


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

 7.   SHAREHOLDERS' EQUITY, continued:

         STOCK-BASED COMPENSATION, continued:

                                                                         OUTSTANDING OPTIONS
                                                 -------------------------------------------------
                                                    WEIGHTED
                                                    AVERAGE       WEIGHTED
                                    NUMBER          REMAINING      AVERAGE
                EXERCISE           OF SHARES       CONTRACTUAL    EXERCISE          NUMBER
                  PRICE            OUTSTANDING        LIFE          PRICE         EXERCISABLE
          ---------------------  --------------  --------------  -----------  --------------------
             $0.0333-$0.0555           109,190     7.28 years      $0.053             67,877
            $ 0.0833-$0.1000           292,800     7.71 years      $0.088            164,831
                 $0.1367                   900     7.03 years      $0.134                900
                 $0.3000               862,900     8.92 years      $0.300            190,395
             $0.4567-$0.5000           709,704     9.45 years      $0.498             34,704
                                 --------------                               --------------------

                                     1,975,494                                       458,707
                                 --------------                               --------------------
                                 --------------                               --------------------


         As of June 30, 1997, options to purchase 537,763 shares of common stock are exercisable.

 8.   INCOME TAXES:

         The Company's provision for income taxes for the year ended June 30, 1998 is as follows:

          Current provision:
           Federal                                                                  $      -
           State                                                                       1,256
           Foreign                                                                    24,000
                                                                                -------------

                                                                                  $   25,256
                                                                                -------------
                                                                                -------------

      At June 30, 1998, the Company has federal and state net operating loss carryforwards of approximately $10,332,000 and $7,250,000, and federal and state credits of approximately $186,000 and $176,000 respectively, available to offset future regular and alternative minimum taxable income. The operating loss carryforwards and credits expire between 2003 to 2013, if not utilized.

      At June 30, 1997, the Company has federal and state net operating loss carryforwards of approximately $3,515,000 and $3,598,000, and federal and state credits of approximately $144,000 and $85,000 respectively, available to offset future regular and alternative minimum taxable income. The operating loss carryforwards and credits expire between 2002 to 2012, if not utilized.

      For federal and state tax purposes, a portion of the Company's net operating loss carryforwards may be subject to certain limitations on utilization in case of a change in ownership, as defined by federal and state tax law.

      Temporary differences which give rise to significant portions of deferred tax assets and liabilities at June 30, 1998 and 1997 are as follows:


                                    Continued

                           AMBIT DESIGN SYSTEMS, INC.
                   NOTES CONSOLIDATED TO FINANCIAL STATEMENTS

 8.   INCOME TAXES, continued:

                                                                  1998             1997
                                                            ---------------- ----------------
          Deferred tax assets and liabilities:
           Net operating loss carry forwards                  $    3,905,000   $    1,415,000
           Research and development credit                           483,000          200,000
           Depreciation and amortization                             592,000          739,000
           Accrued liabilities and other                             253,000          203,000
                                                            ---------------- ----------------
                                                                   5,233,000        2,557,000
          Valuation allowance                                     (5,233,000)      (2,557,000)
                                                            ---------------- ----------------

                                                              $            -   $            -
                                                            ---------------- ----------------
                                                            ---------------- ----------------


      The Company has established a 100% valuation allowance because at this time it appears more likely than not that no benefit will be realized for its deferred tax assets.


 9.   EMPLOYEE BENEFIT PLANS:

      The Company maintains a Profit Sharing Salary Deferral 401(k) Plan for all of its employees. This Plan allows eligible employees to defer up to 15%, but no greater than $9,500, of their pretax compensation in certain investments at the discretion of the employee. Under the 401(k) Plan the Company is not required to make Plan contributions. The Company has not made any contributions to the Plan as of June 30, 1998.

10.   RELATED PARTY TRANSACTIONS:

      The Company earned revenues of $560,816 and $143,332 in fiscal year 1998 and fiscal 1997, respectively, from a customer who is also a holder of 1,430,723 shares of Series G preferred stock.

      In December 1997, the Company issued 500,000 shares of Series I preferred stock to a customer for $2,000,000 and recognized revenues of $2,595,524 from this customer in fiscal year 1998. In March 1998, the Company also issued 500,000 shares of Series H preferred stock to another customer and its affiliates for $2,000,000 and recognized revenues of $931,220 from this customer and its affiliates in fiscal year 1998.